Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-292958, 333-231112 and 333-161450), the Registration Statement on Form S-1 (No. 333-280271) and the Registration Statements on Form S-3 (Nos. 333-292955 and 333-283767) of our report dated March 6, 2026, relating to the consolidated financial statements of Gaia, Inc. and Subsidiaries as of December 31, 2025, which appears in this Form 10-K.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

March 6, 2026